FIRST AMENDMENT TO LEASE AGREEMENT

     This First Amendment to Lease Agreement ("First Amendment") is entered into on this 15th day of April, 1999 between PABLITO, L.L.C. ("Landlord") and SCANTEK MEDICAL, INC. ("Tenant").

     WHEREAS, Landlord and Tenant entered into a Lease Agreement dated June 15, 1997 (the "Lease"), which Lease remains in full force and effect and for which Lease the parties wish to confirm certain facts; and

     WHEREAS, Landlord and Tenant have agreed that the Demised Premises shall be increased by approximately 6,000 square feet as described below; and

     WHEREAS, Landlord and Tenant wish to amend the Lease in accordance with the terms set forth below.

     NOW, THEREFORE, Landlord and Tenant hereby amend the Lease as follows to be effective as of May 1, 1999 (the "Effective Date"):

     A. Section 1. Basic Lease Provisions is hereby deleted in its entirety and the following is inserted in lieu thereof:

          a.   Address of Demised Premises: 3321 Palmer Road Denville, NJ

          b.   Approximate size of floor space of building within the Demised
               Premise: 13,000 square feet

          c.   Term: Three (3) years

          d.   Commencement Date: June 15, 1997

          e.   Termination Date: June 14, 2000

          f.   Base Annual Rent: Year 1: $52,500 ($4,375/month)
                                 Year 2: Through April 30, 1999: 54,250
                                         (4,520.83/month); May 1, 1999 through
                                         June 15,1999:$100,750($8,395.83 /month)
                                 Year 3:$104,000 ($8,666.67/month)

          g.   Security Deposit: $11,625 New Sec. Dep. Due

          h.   Address for payment of rent and notices for the Tenant and
               Landlord:
                         321 Palmer Road
                         Denville, NJ 07834

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          i.   Options to Extend Term: One three-year term

          j.   Tenant's Pro Rata Share: Sixty-five percent (65%)

     B. SECTION 2. DEMISED PREMISES is hereby amended by deleting the reference to Exhibit A and inserting, in lieu thereof, the reference to Exhibit A-1 annexed hereto. All references to Exhibit A and to the Demised Premises in the Lease shall, from and after the Executive Date be the Demised Premises as described in the First Amendment and as shown on Exhibit A-1 annexed hereto. The additional portion of the Demised Premises described herein shall be delivered to Tenant in its as is condition and Landlord shall not be required to perform any tenant build-out or other work therein.

     C. SECTION 5. RENT is hereby amended by deleting the reference to $162,750 in subsection a and by inserting, in lieu thereof, the sum of $216,562.50.

     D. BROKER (?)

     E. Tenant may at its sole cost and expense, connect the existing Demised Premises with the additional portion of the Demised Premises described herein via a doorway, provided that at Landlord's election, but at Tenant's sole cost and expense, Tenant shall remove said door and shall reinstall the demising wall to its current condition between such portions of the Demised Premises at the termination of the Lease.

     F. As a material inducement to Landlord to enter into this Amendment, Tenant hereby irrevocably agrees that Landlord may install a Building addition adjoining the Demised Premises and, in connection therewith, may eliminate all of the windows in the Demised Premises on the side of such addition.

     G. Tenant may occupy the additional portion of the Demised Premises between the date hereof and the Effective Date without any charge for Base Annual Rate during such time.

     K. Tenant hereby acknowledges that the Landlord has performed all of its obligations under the Lease to the date hereof except for punch list items and that the Tenant has no cause of action or claim against Landlord whatsoever. Tenant acknowledges that the Landlord is relying on the provisions of this paragraph in agreeing to allow the Tenant to increase the size of the Demised Premises a set forth herein.

     L. All capitalized terms used herein which are not defined herein shall have the meaning ascribed to such terms in the Lease.

     J. In all other respects, the Lease remains in full force and effect.



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     IN WITNESS WHEREOF, the parties have executed this First Amendment a of the day and date set forth above.


                                                   LANDLORD:

                                                   PABLITO, L.L.C.

                                                   By:  /s/ PAUL SCHREIBER
                                                        ------------------------
                                                            PAUL SCHREIBER,
                                                            Manager



                                                   TENANT:

                                                   SCANTEK MEDICAL, INC.

                                                   By:   /s/ Patricia B. Furness
                                                         ----------------------
                                                   Name:   Patricia B. Furness
                                                   Title:  Vice President



4/10/98-As per agreement regarding security deposit, 1/2 is paid now for $5,812.50 and the balance of $5,812.50 will be paid on May 1, 1999.


                                                       /s/ Patricia B. Furness
                                                         ----------------------